                                                                    EXHIBIT 25.1

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                   FORM T-1
                                   --------

                           STATEMENT OF ELIGIBILITY
                     UNDER THE TRUST INDENTURE ACT OF 1939
                 OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

               CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
               OF A TRUSTEE PURSUANT TO SECTION 305(B)(2) _____

                             _____________________

                      THE FIRST NATIONAL BANK OF CHICAGO
              (Exact name of trustee as specified in its charter)

   A National Banking Association                       36-0899825
                                                     (I.R.S. employer
                                                  identification number)

One First National Plaza, Chicago, Illinois                 60670-0126
  (Address of principal executive offices)                  (Zip Code)

                      The First National Bank of Chicago
                     One First National Plaza, Suite 0286
                        Chicago, Illinois   60670-0286
            Attn:  Lynn A. Goldstein, Law Department (312) 732-6919
           (Name, address and telephone number of agent for service)

                             _____________________

                             McKESSON CORPORATION
              (Exact name of obligor as specified in its charter)



             DELAWARE                                     94-3207296
  (State or other jurisdiction of                      (I.R.S. employer
  incorporation or organization)                    identification number)

  McKESSON PLAZA  ONE POST STREET
           San Francisco, CA                                  94104
(Address of principal executive offices)                    (Zip Code)


                    6.30% Exchange Notes due March 1, 2005
                    6.40% Exchange Notes due March 1, 2008
                        (Title of Indenture Securities)

ITEM 1.   GENERAL INFORMATION.  FURNISH THE FOLLOWING
          --------------------
          INFORMATION AS TO THE TRUSTEE:

          (A) NAME AND ADDRESS OF EACH EXAMINING OR
          SUPERVISING AUTHORITY TO WHICH IT IS SUBJECT.

          Comptroller of the Currency, Washington, D.C.,
          Federal Deposit Insurance Corporation,
          Washington, D.C., The Board of Governors of the Federal Reserve System, Washington D.C.

          (B) WHETHER IT IS AUTHORIZED TO EXERCISE
          CORPORATE TRUST POWERS.

          The trustee is authorized to exercise corporate trust powers.

ITEM 2.   AFFILIATIONS WITH THE OBLIGOR.  IF THE OBLIGOR
          ------------------------------
          IS AN AFFILIATE OF THE TRUSTEE, DESCRIBE EACH
          SUCH AFFILIATION.

          No such affiliation exists with the trustee.


ITEM 16.  LIST OF EXHIBITS.  LIST BELOW ALL EXHIBITS FILED AS A
          -----------------
          PART OF THIS STATEMENT OF ELIGIBILITY.

          1. A copy of the articles of association of the trustee now in effect.*

          2. A copy of the certificates of authority of the trustee to commence business.*

          3. A copy of the authorization of the trustee to exercise corporate trust powers.*

          4.   A copy of the existing by-laws of the trustee.*

          5.   Not Applicable.

          6.   The consent of the trustee required by
               Section 321(b) of the Act.

          7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

          8.   Not Applicable.

          9.   Not Applicable.


     Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, The First National Bank of Chicago, a national banking association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago and State of Illinois, on the 26th day of March, 1998.


                    THE FIRST NATIONAL BANK OF CHICAGO,
                    TRUSTEE

                    BY /s/ Steven M. Wagner
                       ------------------------------------------
                         STEVEN M. WAGNER
                         VICE PRESIDENT



* EXHIBIT 1, 2, 3 AND 4 ARE HEREIN INCORPORATED BY REFERENCE TO EXHIBITS BEARING IDENTICAL NUMBERS IN ITEM 16 OF THE FORM T-1 OF THE FIRST NATIONAL BANK OF CHICAGO, FILED AS EXHIBIT 25.1 TO THE REGISTRATION STATEMENT ON FORM S-3 OF SUNAMERICA INC., FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 2, 1996 (REGISTRATION NO. 333-14201).

                                   EXHIBIT 6


                      THE CONSENT OF THE TRUSTEE REQUIRED
                         BY SECTION 321(b) OF THE ACT


                                                       March 26, 1998



Securities and Exchange Commission
Washington, D.C.  20549

Gentlemen:

In connection with the qualification of an indenture between McKesson Corporation and The First National Bank of Chicago, as Trustee, the undersigned, in accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that the reports of examinations of the undersigned, made by Federal or State authorities authorized to make such examinations, may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.


                                   Very truly yours,

                                   THE FIRST NATIONAL BANK OF CHICAGO



                          BY:  /s/ Steven M. Wagner
                             -----------------------------------------
                                   STEVEN M. WAGNER
                                   VICE PRESIDENT

                                   EXHIBIT 7

Legal Title of Bank:          The First National Bank of Chicago      Call Date: 12/31/97  ST-BK:  17-1630 FFIEC 031
Address:                      One First National Plaza, Ste 0303                          Page RC-1
City, State  Zip:             Chicago, IL  60670
FDIC Certificate No.:   0/3/6/1/8
                        ---------

Consolidated Report of Condition for Insured Commercial and State-Chartered Savings Banks for December 31,1997

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

Schedule RC--Balance Sheet

                                                                                                          C400
                                                                Dollar Amounts in                         ----
                                                                    Thousands              RCFD       BIL MIL THOU
                                                                -----------------          ----       ------------
ASSETS
1.   Cash and balances due from depository institutions
     (from Schedule RC-A):
     a. Noninterest-bearing balances and currency and
        coin(1)...............................................                             0081          4,267,336       1.a.
     b. Interest-bearing balances(2)..........................                             0071          6,893,837       1.b.
2.   Securities
     a. Held-to-maturity securities (from Schedule RC-B,
        column A).............................................                             1754                  0       2.a
     b. Available-for-sale securities (from Schedule RC-B,
        column D).............................................                             1773          5,691,722       2.b.
3.   Federal funds sold and securities purchased under
     agreements to resell.....................................                             1350          6,339,940       3.
4.   Loans and lease financing receivables:
     a. Loans and leases, net of unearned income (from
        Schedule RC-C)........................................   RCFD 2122 25,202,984                                    4.a.
     b. LESS: Allowance for loan and lease losses.............   RCFD 3123    419,121                                    4.b.
     c. LESS: Allocated transfer risk reserve.................   RCFD 3128          0                                    4.c.
     d. Loans and leases, net of unearned income, allowance,
        and reserve (item 4.a minus 4.b and 4.c)................                           2125         24,783,863       4.d.
5.   Trading assets (from Schedule RD-D)......................                             3545          6,703,332       5.
6.   Premises and fixed assets (including capitalized
     leases)..................................................                             2145            743,426       6.
7.   Other real estate owned (from Schedule RC-M).............                             2150              7,727       7.
8.   Investments in unconsolidated subsidiaries and
     associated companies (from Schedule RC-M)................                             2130            134,959       8.
9.   Customers' liability to this bank on acceptances
     outstanding..............................................                             2155            644,340       9.
10.  Intangible assets (from Schedule RC-M)...................                             2143            268,501       10.
11.  Other assets (from Schedule RC-F)........................                             2160          2,004,432       11.
12.  Total assets (sum of items 1 through 11).................                             2170         58,483,415       12.

__________________

(1)  Includes cash items in process of collection and unposted debits.
(2)  Includes time certificates of deposit not held for trading.

Legal Title of Bank:           The First National Bank of Chicago      Call Date:  09/30/97 ST-BK:  17-1630 FFIEC 031
Address:                       One First National Plaza, Ste 0303                                      Page RC-2
City, State  Zip:              Chicago, IL  60670
FDIC Certificate No.:          0/3/6/1/8
                               ---------

Schedule RC-Continued

                                                                         Dollar Amounts in
                                                                             Thousands                        Bil Mil Thou
                                                                         -----------------                    ------------
LIABILITIES
13.   Deposits:
      a. In domestic offices (sum of totals of columns A and C
         from Schedule  RC-E, part 1)..................................                        RCON 2200      21,756,846     13.a
         (1) Noninterest-bearing(1)....................................  RCON 6631  9,197,227                                13.a.1
         (2) Interest-bearing..........................................  RCON 6636  559,619                                  13.a.2
      b. In foreign offices, Edge and Agreement subsidiaries, and
         IBFs (from Schedule RC-E, part II)............................                        RCFN 2200      14,811,410     13.b.
         (1) Noninterest bearing.......................................  RCFN 6631  332,801                                  13.b.1
         (2) Interest-bearing..........................................  RCFN 6636 14,478,609                                13.b.2
14.   Federal funds purchased and securities sold under agreements
      to repurchase:                                                                           RCFD 2800       4,535,422     14
15.   a. Demand notes issued to the U.S. Treasury                                              RCON 2840          43,763     15.a
      b. Trading liabilities (from Schedule RC-D)......................                        RCFD 3548       6,523,239     15.b
16.   Other borrowed money:
      a. With a remaining  maturity of one year or less................                        RCFD 2332       1,360,165     16.a
      b. With a remaining maturity of one year through three years                                  A547         576,492     16.b
      c. With a remaining maturity of more than three years............                             A548         703,981     16.c
17.   Not applicable
18.   Bank's liability on acceptance executed and outstanding                                  RCFD 2920         644,341     18
19.   Subordinated notes and debentures (2)............................                        RCFD 3200       1,700,000     19
20.   Other liabilities (from Schedule RC-G)...........................                        RCFD 2930       1,322,077     20
21.   Total liabilities (sum of items 13 through 20)...................                        RCFD 2948      53,987,736     21
22.   Not applicable
EQUITY CAPITAL
23.   Perpetual preferred stock and related surplus....................                        RCFD 3838               0     23
24.   Common stock.....................................................                        RCFD 3230         200,858     24
25.   Surplus (exclude all surplus related to preferred stock).........                        RCFD 3839       2,999,001     25
26.   a. Undivided profits and capital reserves........................                        RCFD 3632       1,273,239     26.a.
      b. Net unrealized holding gains (losses) on available-for-sale
         securities...................................................                         RCFD 8434          24,096     26.b.
27.   Cumulative foreign currency translation adjustments..............                        RCFD 3284          (1,515)    27
28.   Total equity capital (sum of items 23 through 27)................                        RCFD 3210       4,495,679     28
29.   Total liabilities and equity capital (sum of items 21 and 28)....                        RCFD 3300      58,483,415     29

Memorandum
To be reported only with the March Report of Condition.
1.   Indicate in the box at the right the number of the statement below that                                  Number
     best describes the most comprehensive level of auditing work performed                              ---------------
     for the bank by independent external auditors as of any date during 1996............. RCFD 6724..         N/A          M.1
                                                                                                         ---------------

1 =  Independent audit of the bank conducted in accordance       4  =  Directors' examination of the bank performed by other
     with generally accepted auditing standards by a certified         external auditors (may be required by state chartering
     public accounting firm which submits a report on the bank         authority)
2 =  Independent audit of the bank's parent holding company      5  =  Review of the bank's financial statements by external
     conducted in accordance with generally accepted auditing          auditors
     standards by a certified public accounting firm which       6  =  Compilation of the bank's financial statements by external
     submits a report on the consolidated holding company              auditors
     (but not on the bank separately)                            7  =  Other audit procedures (excluding tax preparation work)
3 =  Directors' examination of the bank conducted in             8  =  No external audit work
     accordance with generally accepted auditing standards
     by a certified public accounting firm (may be required by
     state chartering authority)

-------------------
(1) Includes total demand deposits and noninterest-bearing time and savings deposits.
(2) Includes limited-life preferred stock and related surplus.

                                       6